Exhibit 99.1

Global Payments Reports Second Quarter Earnings

ATLANTA, January 6, 2009 — Global Payments Inc. (NYSE: GPN) today announced results for its fiscal second quarter ended November 30, 2008. For the second quarter, revenues grew 30 percent to $401.1 million compared to $308.8 million in the prior year. Diluted earnings per share grew 25 percent to $0.60 compared to $0.48 in the prior year quarter.

These results include the unfavorable impact of foreign currency exchange rates during the period, and as such, the company added a schedule (Schedule 9) this quarter to provide revenue and diluted earnings per share growth on a constant currency basis for both the quarter as well as the outlook for fiscal 2009. On a constant currency basis, revenues grew 37 percent and diluted earnings per share grew 39 percent over the prior year quarter.

Comments and Outlook

Chairman and CEO, Paul R. Garcia, stated, “We are pleased with our strong second quarter financial performance, in spite of the difficult macro environment. Our results for the quarter were driven by the favorable impact of our June 30, 2008 U.K. acquisition and strong results in our North America segment. North America continues to benefit from successful pricing initiatives in Canada as well as a solid 16 percent transaction growth in the U.S.”

“Based on the significant strengthening of the U.S. dollar this quarter, and the related translation impact, we are updating our annual revenue guidance to a range of $1,550 million to $1,580 million, or 22 percent to 24 percent growth over fiscal 2008. We are also modifying our annual diluted earnings per share guidance to a range of $2.14 to $2.21, or 8 percent to 12 percent growth versus $1.98 in fiscal 2008 (see Schedule 6 for details). Our fiscal 2009 guidance excludes the impact of any future restructuring and other charges, as well as the impact of future acquisitions, such as our announced agreement to acquire ZAO United Card Service in the Russian Federation.”

GPN Reports Second Quarter Earnings

January 6, 2009

“We remain committed to our long-term growth strategy, and the fundamentals of our business model remain strong. This is underscored by our constant currency outlook for diluted earnings per share growth of 21 percent to 25 percent for fiscal 2009, which is consistent with the constant currency outlook we provided last quarter,” said Garcia.

Conference Call

Global Payments will hold a conference call today, January 6, 2009 at 5:00 p.m. ET to discuss financial results and business highlights. Callers may access the conference call via the company’s Web site at www.globalpaymentsinc.com by clicking the “Webcast” button; or callers may dial 1-877-857-6177 and callers outside U.S. and Canada may dial 1-719-325-4793. The pass code is “GPN.” A replay of the call may be accessed through the Global Payments’ Web site through January 20, 2009.

Global Payments Inc. (NYSE:GPN) is a leading provider of electronic transaction processing services for consumers, merchants, Independent Sales Organizations (ISOs), financial institutions, government agencies and multi-national corporations located throughout the United States, Canada, Latin America, Europe, and the Asia-Pacific region. Global Payments offers a comprehensive line of processing solutions for credit and debit cards, business-to-business purchasing cards, gift cards, electronic check conversion and check guarantee, verification and recovery including electronic check services, as well as terminal management. The company also provides consumer money transfer services from the United States and Europe to destinations in Latin America, Morocco, and the Philippines. For more information about the company and its services, visit www.globalpaymentsinc.com.

This announcement and comments made by Global Payments’ management during the conference call may contain certain forward-looking statements within the meaning of the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including revenue and earnings estimates and management’s expectations regarding future events and developments, are forward looking statements and are subject to significant risks and uncertainties. Important factors that may cause actual events or results to differ materially from those anticipated by such forward-looking statements include the following: foreign currency risks which become increasingly relevant as we expand internationally, development difficulties, the effect of current economic conditions, including a decrease in consumer spending, costs of capital, the ability to consummate and integrate acquisitions, and other risks detailed in the company’s SEC filings, including the most recently filed Form 10-Q or Form 10-K, as applicable. The company undertakes no obligation to revise any of these statements to reflect future circumstances or the occurrence of unanticipated events.

###

—More—

SCHEDULE 1

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

GLOBAL PAYMENTS INC. AND SUBSIDIARIES

(In thousands, except per share data)

	Three Months Ended November 30,
	2008	2007
Revenues	$401,063	$308,776

Operating expenses:
Cost of service	154,311	116,513
Sales, general and administrative	163,987	133,518
Restructuring	—	314

	318,298	250,345

Operating income	82,765	58,431

Other income (expense):
Interest and other income	2,002	4,739
Interest and other expense	(2,016)	(1,268)

	(14)	3,471

Income before income taxes and minority interest	82,751	61,902
Provision for income taxes	(22,505)	(21,023)
Minority interest, net of tax (provision) benefit of ($710) and $524, respectively	(11,339)	(2,566)

Net income	$48,907	$38,313

Earnings per share:
Basic	$0.61	$0.48

Diluted	$0.60	$0.48

Weighted average shares outstanding:
Basic	79,735	79,027
Diluted	81,132	80,506

SCHEDULE 2

SEGMENT INFORMATION

GLOBAL PAYMENTS INC. AND SUBSIDIARIES

(In thousands)

	Three Months Ended November 30,
	2008	2007
Revenues:
United States	$192,149	$176,115
Canada	78,633	65,772

North America Merchant Services	270,782	241,887

Europe	71,170	14,135
Asia-Pacific	23,932	18,426

International Merchant Services	95,102	32,561

United States	28,611	28,415
Europe	6,568	5,913

Money Transfer	35,179	34,328

Total Revenues	$401,063	$308,776

Operating Income:
North America Merchant Services	$72,431	$66,245
International Merchant Services	20,963	4,847
Money Transfer	4,883	1,239
Corporate	(15,512)	(13,586)
Restructuring	—	(314)

Operating Income	$82,765	$58,431

SCHEDULE 3

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

GLOBAL PAYMENTS INC. AND SUBSIDIARIES

Reconciliation to Exclude Restructuring Charges from Normalized Results

(In thousands, except per share data)

	Three Months Ended November 30,
	2008	2007
	GAAP	Normalized	Restructuring[1]	GAAP
Revenues	$401,063	$308,776	$—	$308,776

Operating expenses:
Cost of service	154,311	116,513	—	116,513
Sales, general and administrative	163,987	133,518	—	133,518
Restructuring	—	—	314	314

	318,298	250,031	314	250,345

Operating income	82,765	58,745	(314)	58,431

Other income (expense):
Interest and other income	2,002	4,739	—	4,739
Interest and other expense	(2,016)	(1,268)	—	(1,268)

	(14)	3,471	—	3,471

Income before income taxes and minority interest	82,751	62,216	(314)	61,902
Provision for income taxes	(22,505)	(21,129)	106	(21,023)
Minority interest, net of tax (provision) benefit of ($710) and $524, respectively	(11,339)	(2,566)	—	(2,566)

Net income	$48,907	$38,521	$(208)	$38,313

Diluted shares	81,132	80,506	—	80,506
Diluted earnings per share	$0.60	$0.48	$—	$0.48

Effective tax rate	32.2%	34.8%		34.9%

[1]	Restructuring charges consist of employee termination benefits relating to a facility closure. Also reflects the related income tax benefit.

SCHEDULE 4

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

GLOBAL PAYMENTS INC. AND SUBSIDIARIES

(In thousands, except per share data)

	Six Months Ended November 30,
	2008	2007
Revenues	$806,820	$619,756

Operating expenses:
Cost of service	298,488	232,822
Sales, general and administrative	332,470	260,954
Restructuring	—	1,317

	630,958	495,093

Operating income	175,862	124,663

Other income (expense):
Interest and other income	5,373	9,876
Interest and other expense	(4,420)	(3,141)

	953	6,735

Income before income taxes and minority interest	176,815	131,398
Provision for income taxes	(50,721)	(44,806)
Minority interest, net of tax (provision) benefit of ($675) and $436, respectively	(19,660)	(4,704)

Net income	$106,434	$81,888

Earnings per share:
Basic	$1.34	$1.03

Diluted	$1.31	$1.01

Weighted average shares outstanding:
Basic	79,598	79,767
Diluted	81,118	81,209

SCHEDULE 5

SEGMENT INFORMATION

GLOBAL PAYMENTS INC. AND SUBSIDIARIES

(In thousands)

	Six Months Ended November 30,
	2008	2007
Revenues:
United States	$392,845	$355,565
Canada	164,577	132,449

North America Merchant Services	557,422	488,014

Europe	132,772	27,910
Asia-Pacific	44,650	34,490

International Merchant Services	177,422	62,400

United States	57,991	57,996
Europe	13,985	11,346

Money Transfer	71,976	69,342

Total Revenues	$806,820	$619,756

Operating Income:
North America Merchant Services	$155,500	$137,215
International Merchant Services	41,365	9,983
Money Transfer	9,361	4,961
Corporate	(30,364)	(26,179)
Restructuring	—	(1,317)

Operating Income	$175,862	$124,663

SCHEDULE 6

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

GLOBAL PAYMENTS INC. AND SUBSIDIARIES

Reconciliations to Exclude Restructuring and Other Charges from Normalized Results

(In thousands, except per share data)

	Six Months Ended November 30,
	2008	2007
	GAAP	Normalized	Restructuring[1]	GAAP
Revenues	$806,820	$619,756	$—	$619,756

Operating expenses:
Cost of service	298,488	232,822	—	232,822
Sales, general and administrative	332,470	260,954	—	260,954
Restructuring	—	—	1,317	1,317

	630,958	493,776	1,317	495,093

Operating income	175,862	125,980	(1,317)	124,663

Other income (expense):
Interest and other income	5,373	9,876	—	9,876
Interest and other expense	(4,420)	(3,141)	—	(3,141)

	953	6,735	—	6,735

Income before income taxes and minority interest	176,815	132,715	(1,317)	131,398
Provision for income taxes	(50,721)	(45,255)	449	(44,806)
Minority interest, net of tax (provision) benefit of ($675) and $436, respectively	(19,660)	(4,704)	—	(4,704)

Net income	$106,434	$82,756	$(868)	$81,888

Diluted shares	81,118	81,209	—	81,209
Diluted earnings per share	$1.31	$1.02	$(0.01)	$1.01

Effective tax rate	32.6%	35.1%		35.1%

[1]	Restructuring charges consist of employee termination benefits relating to a facility closure. Also reflects the related income tax benefit.

Year Ended May 31, 2008
Normalized diluted earnings per share	$1.98
Restructuring and other[2]	0.03

GAAP diluted earnings per share	$2.01

[2]

Full year fiscal 2008 diluted earnings per share was $2.01 on a GAAP basis, which includes restructuring and other charges, a favorable operating tax item, and an unfavorable foreign currency item. For more information, please see our fiscal 2008 earnings press releases, which were included as exhibits to our respective Form 8-Ks furnished to the SEC.

SCHEDULE 7

CONSOLIDATED BALANCE SHEETS

GLOBAL PAYMENTS INC. AND SUBSIDIARIES

(In thousands)

	November 30, 2008	May 31, 2008
	(Unaudited)
Assets
Cash and cash equivalents	$356,234	$456,060
Accounts receivable, net	109,739	100,179
Claims receivable, net	1,537	1,354
Settlement processing assets	5,179	24,280
Inventory, net	5,310	3,821
Deferred income taxes	4,261	4,119
Prepaid expenses and other current assets	24,726	27,597

Current assets	506,986	617,410

Property and equipment, net	145,664	141,415
Goodwill	696,246	497,136
Other intangible assets, net	251,999	175,636
Other assets	12,535	14,310

Total assets	$1,613,430	$1,445,907

Liabilities and Shareholders’ Equity
Lines of credit	$6,574	$1,527
Current portion of term loan	25,000	—
Payables to money transfer beneficiaries	12,244	9,276
Accounts payable and accrued liabilities	138,401	138,243
Settlement processing obligations	76,702	56,731
Income taxes payable	13,671	11,975

Current liabilities	272,592	217,752

Term loan	170,000	—
Deferred income taxes	57,086	75,001
Other long-term liabilities	12,001	11,612

Total liabilities	511,679	304,365

Commitments and contingencies
Minority interest in equity of subsidiaries	35,210	14,724

Preferred stock	—	—
Common stock	—	—
Paid-in capital	396,064	380,741
Retained earnings	725,099	621,875
Accumulated other comprehensive (loss) income	(54,622)	124,202

Total shareholders’ equity	1,066,541	1,126,818

Total liabilities and shareholders’ equity	$1,613,430	$1,445,907

SCHEDULE 8

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

GLOBAL PAYMENTS INC. AND SUBSIDIARIES

(In thousands)

	Six Months Ended November 30,
	2008	2007
Cash flows from operating activities:
Net income	$106,434	$81,888
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	19,446	13,712
Amortization of acquired intangibles	15,654	7,266
Share-based compensation expense	7,154	6,592
Provision for operating losses and bad debts	11,814	14,444
Minority interest in earnings	18,985	5,139
Deferred income taxes	467	(1,287)
Other, net	349	156
Changes in operating assets and liabilities, net of the effects of acquisitions:
Accounts receivable	(13,210)	(7,604)
Claims receivable	(9,872)	(12,863)
Settlement processing assets and obligations, net	36,994	51,818
Inventory	(1,184)	(2,836)
Prepaid expenses and other assets	4,263	(8,209)
Payables to money transfer beneficiaries	2,968	204
Accounts payable and accrued liabilities	(1,461)	(3,001)
Income taxes payable	1,696	3,958

Net cash provided by operating activities	200,497	149,377

Cash flows from investing activities:
Business and intangible asset acquisitions	(454,265)	(11,551)
Capital expenditures	(17,396)	(22,914)
Proceeds from sale of investment and contractual rights	6,956	—

Net cash used in investing activities	(464,705)	(34,465)

Cash flows from financing activities:
Net borrowings on lines of credit	5,047	679
Proceeds from term loan	200,000	—
Principal payments under term loan	(5,000)	—
Proceeds from stock issued under share-based compensation plans	6,420	13,251
Tax benefit from share-based compensation plans	1,749	7,039
Repurchase of common stock	—	(87,020)
Dividends paid	(3,210)	(3,193)
Contribution from minority interest holder	358	—
Distributions to minority interests	(11,718)	(4,876)

Net cash provided by (used in) financing activities	193,646	(74,120)

Effect of exchange rate changes on cash	(29,264)	13,733

(Decrease) increase in cash and cash equivalents	(99,826)	54,525
Cash and cash equivalents, beginning of period	456,060	308,872

Cash and cash equivalents, end of period	$356,234	$363,397

SCHEDULE 9

CONSTANT CURRENCY OUTLOOK

GLOBAL PAYMENTS INC. AND SUBSIDIARIES

(in millions, except for per share data)	Q1 FY09 Actual	% change Q1 FY08	Q2 FY09 Actual	% change Q2 FY08		Fiscal 2009 Outlook	% change FY08
Fiscal 2009 Revenue
Constant currency[1]	$397	28%	$424	37%		$1,641 to $1,671	29% to 31%
Foreign currency impact[2]	9	3%	(23)	(7%	)	(91)	(7%	)

Total Revenues	$406	31%	$401	30%		$1,550 to $1,580	22% to 24%

Fiscal 2009 Diluted Earnings Per Share
Constant currency[1]	$0.68	27%	$0.67	39%		$2.40 to $2.47	21% to 25%
Foreign currency impact[2]	0.03	5%	(0.07)	(14%	)	(0.26)	(13%	)

Normalized	$0.71	32%	$0.60	25%		$2.14 to $2.21	8% to 12%

Restructuring and other items[3]	—	2%	—	—		—	(2%	)

GAAP	$0.71	34%	$0.60	25%		$2.14 to $2.21	6% to 10%

[1]	Reflects current period results on a pro forma basis as if foreign currency rates did not change from the comparable prior year period.
[2]	Reflects the impact of actual and forecasted changes in foreign currency rates from the comparable prior year period.
[3]	For more information, please see Schedule 6 and our earnings press releases for each of these periods, which were included as exhibits to our respective Form 8-Ks furnished to the SEC.